SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 25, 2000

                  ADVANCED POLYMER SYSTEMS, INC.
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       (Exact name of Registrant as specified in its charter)


       DELAWARE                1-16109                 94-2875566
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(State or other jurisdiction   (Commission          (IRS Employer
of incorporation)               File Number)  Identification No.)


          123 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA 94063
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         (Address of principal executive offices) (Zip code)

                            (650) 366-2626
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         (Registrant's telephone number, including area code)

     ------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT
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ITEM 2.  Acquisition or Disposition of Assets.

On July 25, 2000 the Registrant completed the sale of its cosmeceutical product lines and technology rights for certain topical pharmaceuticals and other assets ("cosmeceutical and toiletry business") to R.P. Scherer South, Inc., a subsidiary of Cardinal Health, Inc. In the transaction, the Registrant receives $25 million up-front and up to an additional $26.5 million over the next three years relating to performance milestones of the purchased business. Under the terms of the sale, Registrant will retain certain rights to its Microsponge(R) technology in certain topical prescription medicines, including Retin-A(R) Micro(TM) and a new product for the treatment of actinic keratoses. Included in the sale was the Registrant's manufacturing facility in Lafayette, Louisiana.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable.

(b)  Pro Forma Financial Information

Pro forma financial statements for the years ended December 31, 1999, 1998 and 1997 and three-month period ended March 31, 2000 are attached as Exhibit 99.1.

(c)  Exhibits

 2.1 Asset Purchase Agreement between Advanced Polymer Systems, Inc. and R.P. Scherer South, Inc. dated June 22, 2000. (Certain information has been omitted from the Agreement and filed separately with the Securities and Exchange Commission pursuant to a request by Registrant for confidential treatment pursuant to Rule 24b-2.)

99.1 Pro forma financial statements for the years ended December
31, 1999, 1998 and 1997 and three-month period ended March 31,
2000.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANCED POLYMER SYSTEMS, INC.


Date:  August 9, 2000              By: /S/ Michael O'Connell
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                                      Michael P. J. O'Connell,
                                      President and Chief
                                      Executive Officer